Exhibit 24.1

POWER OF ATTORNEY

The undersigned Directors of Northrim BanCorp, Inc. (the “Company”) hereby appoints each of Joseph M. Beedle and Latosha M. Frye, and each of them, with full power to act alone, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in the name and on behalf of the undersigned, and in his/her place and stead, in any and all capacities, to execute the Company’s 2016 Annual Report on Form 10-K, including any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacity indicated on this 1st day of March, 2017.

/s/ Joseph M. Beedle	/s/ Joseph M. Schierhorn
Joseph M. Beedle	Joseph M. Schierhorn
Director	Director

/s/ Larry S. Cash	/s/ David J. McCambridge
Larry S. Cash	David J. McCambridge
Director	Director

/s/ Mark G. Copeland	/s/ Krystal M. Nelson
Mark G. Copeland	Krystal M. Nelson
Director	Director

/s/ David W. Karp	/s/ John C. Swalling
David W. Karp	John C. Swalling
Director	Director

/s/ Anthony Drabek	/s/ Linda C. Thomas
Anthony Drabek	Linda C. Thomas
Director	Director

/s/ Karl L. Hanneman	/s/ David G. Wight
Karl L. Hanneman	David G. Wight
Director	Director